EXHIBIT 99.1

For Immediate Release

Media Relations Contact Randy Hargrove 1-800-331-0085	Investor Relations Contact Carol Schumacher 479-277-1498

Walmart updates FY 14 underlying EPS guidance
for fourth quarter and full year

BENTONVILLE, Ark., Jan. 31, 2014 -- Wal-Mart Stores, Inc. (WMT:NYSE) today updated expectations for its fourth quarter and fiscal year 2014 financial results that the company provided in its third quarter report issued on Nov. 14, 2013. The company will release its detailed report on the fourth quarter and full year as scheduled on Feb. 20, 2014.
The company had provided fourth quarter diluted earnings per share from continuing operations (EPS) guidance of $1.50 to $1.60, which included a $0.10 per share impact from two discrete items, which resulted in an underlying1 EPS guidance range of $1.60 to $1.70. For the full year, the company expected to deliver EPS of $5.01 to $5.11 and accounting for the $0.10 of discrete items, the range for underlying EPS was between $5.11 and $5.21.

“We now anticipate that our underlying EPS for the fourth quarter of fiscal 2014 will be at or slightly below the low end of our range of $1.60 to $1.70,” said Charles Holley, Wal-Mart Stores, Inc. chief financial officer. “For the full year, we expect underlying EPS to be at or slightly below the low end of our range of $5.11 to $5.21.
“Today, we are providing updated information on previously disclosed items, as well as new additional discrete items that were not anticipated when we provided our fourth quarter and full year guidance. These discrete items will impact EPS results for the fourth quarter and the year,” said Holley.
Holley reviewed the details of these new discrete items affecting the fourth quarter results as noted below.

1 See additional information at the end of this release regarding the underlying EPS non-GAAP financial measure.

Previously disclosed items impacting EPS guidance for three months ended Jan. 31, 2014
	Provided Nov. 14, 2013	Updated Jan. 31, 2014
50 store closures in Brazil and China	$0.06	$0.06
India transaction	0.04	0.05
Subtotal	$0.10	$0.11

New discrete items
Brazil non-income tax contingencies		$0.06
Brazil employment claim contingencies		0.05
China store lease expense charges		0.03
Sam's Club U.S. staff restructuring and club closure		0.01
Subtotal		$0.15
Total EPS impact		$0.26

Note: All EPS amounts are approximate.

Detailed explanation on discrete items

•	Brazil and China store closures: Approximately 50 underperforming units between these two markets were closed.

•
India transaction: Walmart terminated the franchise and supply agreements related to retail stores. The estimated charge for this transaction is now approximately $0.05 per share versus the previous estimate of $0.04 per share.

•
Brazil non-income tax contingencies: The company is subject to tax examinations for non-income taxes in Brazil. A number of these examinations are ongoing, and in certain cases, have resulted in assessments from taxing authorities, some of which we are currently contesting. As part of the company’s standard review process and as a result of changing conditions and circumstances, the company expects to record additional liabilities related to these loss contingencies.

•
Brazil employment claim contingencies: We expect to record additional charges related to employment claims. Walmart Brazil has experienced a significant increase in employment claims in recent years as a result of company efforts to improve productivity and reduce costs. The company has performed a detailed review of potential liabilities related to these claims, as well as a review of our historical processes and practices related to accounting for court deposits required to litigate such claims. As a result of this review, the company expects to record charges to increase our liabilities and account for settlements of historical employment claims.

•
China store lease expense charges: We identified a historical lease accounting practice that did not conform to our U.S. GAAP-based global policies. As a result, the company expects to record a charge to conform to this accounting practice.

•
Sam’s Club U.S restructuring and club closure: Sam’s Club is implementing a new in-club leadership and staff structure to better align U.S. club teams with the sales volume of each club, and expects to record a charge for severance-related costs. Additionally, one club is being closed.

The guidance range of $1.50 to $1.60 provided on Nov. 14, 2013 included $0.10 per share for the store closures and India transaction. With today’s update, the additional impact on EPS from the new discrete items ($0.15) and the change on the India transaction ($0.01) are estimated to be approximately $0.16.

In the Nov. 14 third quarter report, Walmart also provided information on the pending sale of the Vips restaurant business in Mexico by Walmart de Mexico y Centroamerica and the possible completion of the transaction in the fourth quarter of fiscal 2014. The transaction remains subject to regulatory approval and is now expected to be completed in the first quarter of fiscal 2015. Vips is recorded in discontinued operations and the estimated future gain from the sale is expected to be approximately $0.06 per share.

Update on U.S. segment comp sales

Walmart also provided context for the comparable sales performance of its U.S. operating segments.

“For the 14-week period ending Jan. 31, 2014, we expect both Walmart U.S. and Sam’s Club comp store sales, without fuel², to be slightly negative to the guidance provided in our third quarter report,” Holley said. “Walmart U.S. guidance on Nov. 14 was for comp sales to be relatively flat, and Sam’s expected comps, without fuel, to be between flat and 2 percent.
“Despite a holiday season that delivered positive comps, two factors contributed to lower comp sales performance for the 14-week period for Walmart U.S.,” Holley explained. “First, the sales impact from the reduction in SNAP (the U.S. government Supplemental Nutrition Assistance Program) benefits that went into effect Nov. 1 is greater than we expected. And, second, eight named winter storms resulted in store closures that impacted traffic throughout the quarter.

“Sam’s Club was also impacted by the weather throughout the quarter,” Holley added.

The company will issue its detailed financial results for the fourth quarter and full year of fiscal 2014 and its expectations for fiscal year 2015 on Thurs., Feb. 20, 2014 at 7 a.m. Eastern Standard Time.

About Walmart
Wal-Mart Stores, Inc. (NYSE: WMT) helps people around the world save money and live better -- anytime and anywhere -- in retail stores, online, and through their mobile devices. Each week, more than 245 million customers and members visit our 11,096 stores under 71 banners in 27 countries and e-commerce websites in 10 countries. With fiscal year 2013 sales of approximately $466 billion, Walmart employs more than 2 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting http://corporate.walmart.com on Facebook at http://facebook.com/walmart and on Twitter at http://twitter.com/walmart. Online merchandise sales are available at http://www.walmart.com and http://www.samsclub.com.

2 See additional information at the end of this release regarding the comparable sales non-GAAP financial measure.

Forward Looking Statements
This release contains updated statements as to Wal-Mart Stores, Inc. management's forecasts or estimates of the company’s underlying diluted earnings per share from continuing operations attributable to Walmart for the three months and fiscal year ending Jan. 31, 2014, the company's diluted earnings per share from continuing operations attributable to Walmart for the three months and fiscal year ending Jan. 31, 2014 calculated by adjusting for the expected dilutive impact of: (i) the planned closure of approximately 50 underperforming stores in Brazil and China; (ii) the end of Walmart’s retail franchise and supply agreements in India; (iii) the non-income tax contingencies in Brazil; (iv) the employment claim contingencies in Brazil; (v) the lease accounting expenses in China; and (vi) the Sam’s Club restructuring. The company believes that the anticipated amount of the impact of the foregoing items on the company’s diluted earnings per share from continuing operations attributable to Walmart for the three months and fiscal year ending Jan. 31, 2014, the estimated amount by which the sale of the Vips restaurant business will be accretive to diluted earnings per share from discontinued operations for the three months ending April 30, 2014, and the comparable store sales of the Walmart U.S. segment of the company and the comparable club sales, excluding fuel, of the Sam's Club segment of the company for the 14-week period from Oct. 26, 2013 through Jan. 31, 2014 are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that act. Those statements can be identified by the use of the word or phrase "anticipate," "expect," "will impact," "is now," "expects," "is implementing," "is being closed," "are estimated," "is now expected," "is expected," and "is greater than expected" in the statements or relating to such statements. These forward-looking statements are subject to risks, uncertainties and other factors, domestically and internationally, including: general economic conditions; business trends in the company's markets; economic conditions affecting specific markets in which we operate; competitive pressures; the amount of inflation or deflation that occurs, both generally and in certain product categories; consumer confidence, disposable income, credit availability, spending levels, spending patterns and debt levels; customer traffic in Walmart's stores and clubs and average ticket size; consumer acceptance of the company’s merchandise offerings; the disruption of seasonal buying patterns in the United States and other markets; geo-political conditions and events; weather conditions and events and their effects; catastrophic events and natural disasters and their effects on Walmart's business; public health emergencies; civil unrest and disturbances and terrorist attacks; commodity prices; the cost of goods Walmart sells; transportation costs; the cost of diesel fuel, gasoline, natural gas and electricity; the selling prices of gasoline; disruption of Walmart's supply chain, including transport of goods from foreign suppliers; trade restrictions; changes in tariff and freight rates; labor costs; the availability of qualified labor pools in Walmart's markets; changes in employment laws and regulations; the cost of healthcare and other benefits; casualty and other insurance costs; accident-related costs; adoption of or changes in tax and other laws and regulations that affect Walmart's business, including changes in corporate tax rates; developments in, and the outcome of, legal and regulatory proceedings to which Walmart is a party or is subject and the costs associated therewith; the requirements for expenditures in connection with the FCPA matters and compliance programs; currency exchange rate fluctuations; changes in market interest rates; conditions and events affecting domestic and global financial and capital markets; the company not obtaining the necessary approvals for the sale of the Vips restaurant business in the quarter ending April 30, 2014; failure of the purchaser of the Vips restaurant business to perform its obligations regarding the purchase of the Vips restaurant business; and other risks. Factors that may affect the company’s effective tax rate include changes in the company’s assessment of certain tax contingencies, valuation allowances, changes in law, outcomes of administrative audits, the impact of discrete items, and the mix of earnings among the company’s U.S. and international operations. The company discusses certain of the factors described above more fully in certain of its filings with the SEC, including its most recent annual report on Form 10-K filed with the SEC (in which the company also discusses other factors that may affect its operations, results of operations and comparable store and club sales) and this release should be read in conjunction with that annual report on Form 10-K, together with all of the company's other filings, including its quarterly reports on Form 10-Q and current reports on Form 8-K, made with the SEC through the date of this release. The company urges readers to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements contained in this release are as of the date of this release, and Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Wal-Mart Stores, Inc.
Non-GAAP Financial Measures
(Unaudited)

The following information provides reconciliation for one of the non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles ("GAAP"). The company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. The non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

EPS and Underlying EPS Guidance
The estimated range for the underlying diluted earnings per share from continuing operations attributable to Walmart ("Underlying EPS") for the three months and the fiscal year to end Jan. 31, 2014 is considered a non-GAAP financial measure under the SEC’s rules because the Underlying EPS for each such period includes certain amounts not included in the estimated range of diluted earnings per share from continuing operations attributable to Walmart ("EPS") calculated in accordance with GAAP for the three months and the fiscal year to end Jan. 31, 2014. Management believes that the Underlying EPS for the three months and the fiscal year to end Jan. 31, 2014 is a meaningful metric to share with investors because that metric, which adjusts EPS for each of such periods for certain items expected to be recorded in the three months to end Jan. 31, 2014, is the metric that best compares with the EPS for the three months and the fiscal year ended Jan. 31, 2013, respectively. In addition, the metric affords investors a view of management’s expectations for Walmart’s core earnings performance for the three months and the fiscal year to end Jan. 31, 2014 and the ability to make a more informed assessment of such expected core earnings performance for each of such periods when compared to Walmart’s earnings performance for the three months and the fiscal year ended Jan. 31, 2013, respectively.

We have calculated the Underlying EPS for the three months and the fiscal year to end Jan. 31, 2014 by adjusting the EPS for each period for the approximate amount of the expected dilutive impact of: (1) the planned closure of approximately 50 underperforming stores in Brazil and China ("Store Closures"); (2) the end of Walmart’s retail franchise and supply agreements in India ("India Transaction"); (3) the non-income tax contingencies in Brazil (“Brazil Taxes”); (4) the employment claim contingencies in Brazil (“Brazil Employment Matters”); (5) the lease accounting expenses in China (“Lease Matters”); and (6) the Sam’s Club restructuring (“Sam’s Restructuring”).

Underlying EPS for the three months and the fiscal year to end Jan. 31, 2014 is a non-GAAP measure. The most directly comparable financial measure calculated in accordance with GAAP is EPS for the three months and the fiscal year to end Jan. 31, 2014.

Underlying EPS Guidance for the Three Months to End January 31, 2014

Diluted net income per common share:

Underlying EPS	$1.60³
Adjustments to Underlying EPS Guidance

Stores Closures	(0.06)
India Transaction	(0.05)
Brazil Taxes	(0.06)
Brazil Employment Matters	(0.05)
Lease Matters	(0.03)
Sam’s Restructuring	(0.01)

EPS	$1.34³

Underlying EPS Guidance for the Twelve Months to End January 31, 2014

Diluted net income per common share:

Underlying EPS	$5.11³
Adjustments to Underlying EPS Guidance

Stores Closures	(0.06)
India Transaction	(0.05)
Brazil Taxes	(0.06)
Brazil Employment Matters	(0.05)
Lease Matters	(0.03)
Sam’s Restructuring	(0.01)

EPS	$4.85³

³ Walmart anticipates underlying EPS and EPS for each of the referenced periods to be at or slightly below each of the respective amounts consistent with the information previously reflected in this release.
Comparable Sales Measure
Projected comparable club sales of Sam's Club for the fourteen weeks ending Jan. 31, 2014 calculated by excluding Sam's Club's fuel sales for such period (the "Comparable Sales Measure") is a non-GAAP financial measure as defined by the Securities and Exchange Commission’s rules. We believe the Sam's Club's projected comparable club sales for the fourteen weeks ending Jan. 31, 2014 calculated by including fuel sales and their effects is the financial measure computed in accordance with GAAP most directly comparable to the projected comparable club sales of Sam's Club for the fourteen weeks ending Jan. 31, 2014 calculated by excluding fuel sales. We believe that the presentation of the Comparable Sales Measure provides useful information to investors regarding the company's financial condition and results of operations because that information permits investors to understand the effect of the fuel sales of Sam's Club, which are affected by the volatility of fuel prices, on Sam's Club's comparable club sales for the period presented.